EXHIBIT 10.2


                     AMENDMENT NO. 1 TO LICENSE AGREEMENT
                     ------------------------------------

 THIS AMENDMENT TO LICENSE AGREEMENT (this "Amendment"), effective as of the first day of August, 2003, is by and between Sport Supply Group, Inc., a Delaware corporation ("SSG") and Voit Corporation, a Texas corporation ("Voit").

      WHEREAS, Voit Corporation, a New York corporation ("Voit NY") and BSN Corp., a Delaware corporation ("BSN") entered into that certain Agreement dated to be effective as of December 9, 1986 (the "License Agreement").

      WHEREAS, effective as of September 30, 1998, BSN assigned all of its rights, title and interest in and to the License Agreement to SSG pursuant to Section 16(b) of the License Agreement.

      WHEREAS, effective as of December 20, 2002, Voit acquired all of the rights, title and interest in and to the License Agreement from Voit NY's successor in interest.

      WHEREAS, Voit and SSG desire to amend certain terms and provisions of the License Agreement pursuant to the terms and provisions of this Amendment.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:


 1. Section 1 of the License Agreement is hereby amended by deleting its first paragraph and replacing it with the following

     1. Grant of License. Voit hereby grants to BSN, for a period commencing on the date hereof and terminating on December 31, 1989 (the "Initial Term") and thereafter for four (4) consecutive renewal periods ("Extension Options"), an exclusive license in and to the Trademark in the United States for use in connection with the manufacture, sale and advertisement of the products listed on Schedule A attached hereto (the "Products") and solely to the following customers (the "Customers"), such rights licensed hereunder being referred to as the "Trademark Rights":

 2.   Section 1 of the License Agreement is hereby amended by deleting
      Section 1(d) in its entirety and replacing it with the following:

           (d) Persons or entities receiving SSG's various catalogs, or purchasing by or through SSG's various catalogs and/or websites.

 3. Section 1 of the License Agreement is hereby amended by adding the following subparagraphs after subparagraph 1(d):

      (e)  Samsclub.com and its affiliates;
      (f) Amazon.com and its affiliates pursuant to the terms and provisions of that certain Merchants@Amazon.com Participation Agreement by and between Amazon.com Payments, Inc. and SSG, the relevant provisions of which have been provided to Voit;
      (g)  Premium and Incentive wholesale accounts;
      (h) On a non-exclusive basis, consumers (including, without limitation, individual consumers purchasing for their own account) and On-Line Sellers (as defined below) located through E-Commerce (as defined below). Voit acknowledges that the right and license granted herein includes, but is not limited to, the right for On-Line Sellers who have purchased or agreed to purchase Voit-branded Products from SSG, to resell and distribute Voit-branded Products to any person or entity through E-Commerce. "On-Line Sellers" shall mean any and all entities that sell, offer to sell, resell or offer to resell a Product through E-Commerce. "E-Commerce" shall mean conducting business (including the advertisement, offer for sale, sale and distribution of products) through a global, international, national, local or other electronic network (such as the Internet, private network or corporate intranet), or any subpart thereof, which may be accessed or created now or in the future, and any other current or future means or method of advertisement, sale, order taking or distribution via an
           electronic means.   Since the right to sell through E-commerce
           (whether on SSG's websites or through Online Sellers) contemplates marketing and advertising Voit branded Products throughout the entire world, Voit hereby grants to SSG the non-exclusive right and license for (1) SSG, (2) customers of SSG who have or may purchase Voit-branded Products from SSG, and (3) others authorized by SSG, to display and otherwise promote, advertise, merchandise, and offer for sale all Voit-branded Products throughout the world to any person or entity of any type, including but not limited to the general public.
      (i) It is expressly understood that Voit and its designees, licensees, successors and assigns may sell any products of the type listed as Products to any customers not included within the Customers given on an exclusive basis, and that SSG or its designees, licensees, successors and assigns may not sell to Customers any products other than the Products.

 4. Section 2(a)(i) of the License Agreement is hereby amended by deleting such Section and replacing it with the following:

      (j) it owns the entire right, title and interest in and to the Trademark free and clear of all liens, claims or encumbrances of any kind;

 5. Section 2(a)(iv) of the License Agreement is hereby amended by deleting such Section and replacing it with the following:

      (iv) the execution and delivery of this Agreement, and the performance by Voit of its obligations hereunder, are not in violation of and will not conflict with any agreement, law, order or other restriction binding on Voit;

 6. Section 3 of the License Agreement is hereby amended by deleting such Section and replacing it with the following:

      3. Term of Extension Options. Each of the Extension Options shall have a term of (5) five years (each of such terms being hereinafter referred to as an "Extension Term"), the term of the first Extension Option to commence on January 1, 1990, and the terms of the second, third and forth Extension Options to commence on January 1, 1995, 2000 and 2005, respectively.

 7. Section 6(b) is deleted in its entirety and replaced with the following:

      (b)  For each Contract Year during any Extension Term, the greater of:
 (i) the average Earnout Price earned during the three (3) calendar years immediately preceding the Extension Term in question, but in no event greater than $300,000 or less than $100,000 (the "Minimum Exercise Price"); or (ii) the Earnout Price.

 8. The first sentence of Section 9 (Ownership of the Trademark) of the License Agreement is deleted and replaced with the following sentence (it is understood that the remaining Section 9 after the first sentence remains unchanged):

      "SSG acknowledges Voit's exclusive right, title and interest in and to the Trademark, subject to SSG's rights under this Agreement."

 9. Section 16(b) (Assignment and Binding Effect) of the License Agreement is deleted in its entirety and replaced with the following:

      (b)  Assignment and Binding Effect.    This Agreement may be assigned
           by Voit provided assignee agrees to be bound by the terms and conditions of this Agreement. It is the intention of the parties that SSG or an authorized distributor of SSG shall sell and distribute the Products. SSG may not assign, sub-license or transfer this Agreement without the prior written approval of Voit which shall not be unreasonably conditioned, delayed, or withheld, except that SSG may assign all or a portion of its rights and obligations under this Agreement to its affiliate, parent or subsidiary without Voit's consent. Subject to the foregoing exception, any attempted assignment, sub-license or transfer by SSG without such prior written consent shall constitute a material default in the obligations of SSG hereunder. Any consent by Voit to the assignment of this Agreement shall not relieve SSG from its obligations and liabilities hereunder, unless Voit shall also expressly in writing agree to such relief. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

 10. The addresses in Section 16(d) (Notices) are hereby deleted in their entirety and replaced with the following:

      If to Voit:
      -----------
      Voit Corporation
      6391 De Zavala Road
      Suite 223-A
      San Antonio, TX.  78249
      Attn:  CEO

      If to SSG:
      ----------
      Sport Supply Group, Inc.
      1901 Diplomat Drive
      Farmers Branch, TX.  75234
      Attn:  General Counsel

 11. Section 16(e) (Governing Law) is hereby deleted in its entirety and replaced with the following:

      THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING PRINCIPLES OF CONFLICTS OF LAWS).

 12. Schedule A of the License Agreement (Products) is amended to include the following products:

      15. Soccer equipment including but not limited to shin guards, uniforms, socks, goal keeper gloves, indoor/outdoor foam balls, soccer goals and nets, and other accessories.

      16. Exercise equipment.

 13. Except as modified herein, all other terms and conditions of the License Agreement shall continue in full force and effect. Any conflict between the provisions of this Amendment and the provisions of the License Agreement will be resolved in favor of this Amendment.

      IN WITNESS HEREOF, Voit and SSG have respectively signed this Amendment to be effective as of the date first hereinabove set forth.


 VOIT CORPORATION                    SPORT SUPPLY GROUP, INC.


 By:    _______________________      By:    ________________________
        Jose Ramon Elizondo                 Terrence M. Babilla

 Title: Chief Executive Officer      Title: Chief Operating Officer

 Date:  ____________________         Date:  ____________________